Media Contact:
Melissa Plaisance
melissa.plaisance@albertsons.com |925-226-5115
Albertsons Companies, Inc. Announces Proposed
Senior Notes Offering

November 7, 2019 - Boise, ID - Albertsons Companies, Inc. (the “Company”) today announced its intention to offer $500 million in aggregate principal amount of senior notes due 2027 (the “Notes”). The Company and its subsidiaries, Safeway Inc., New Albertsons L.P. and Albertson’s LLC, will be co-issuers of the Notes.

The Company intends to use the net proceeds from the offering to (i) fund the repayment of approximately $495 million of its term loan tranche B-7 (such repayment, the “Term Loan Repayment”) and (ii) pay fees and expenses related to the Term Loan Repayment and the issuance of the Notes.

The Notes will be offered in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Albertsons Companies

Albertsons Companies, Inc. is one of the largest food and drug retailers in the United States, with both a strong local presence and national scale. Albertsons Cos. operates stores across 34 states and the District of Columbia under 20 well-known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw’s, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen and Carrs. Albertsons Cos. is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2018 alone, along with the Albertsons Companies Foundation, the Company gave over $262 million in food and financial support. These efforts helped millions of people in the areas of hunger relief, education, cancer research and treatment, programs for people with disabilities and veterans outreach.

Important Notice Regarding Forward-Looking Statements

This press release contains certain forward-looking statements. Statements that are not historical facts, including statements regarding the Company’s expectations, perspectives and projected financial performance, are forward looking statements. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions, when related to the Company and its subsidiaries, indicate forward-looking statements. The forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties regarding our current expectations and beliefs as to our ability to consummate the offering of Notes, the intended use of proceeds thereof, other pending transactions, and other future events. The Company cautions that actual results could differ materially from the expectations described in the forward-looking statements. The Company also cautions that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in

our Annual Report on Form 10-K for the fiscal year ended February 23, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 7, 2019, which are on file with the U.S. Securities and Exchange Commission (the “SEC”), and may be contained in reports subsequently filed with the SEC and available at the SEC’s website at www.sec.gov.